UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 27, 2007
THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-3.2 - Amended & Restated By-Laws, dated February 28, 2007
EX-10.1 - The Timberland Company 2007 Incentive Plan

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers
     On February 28, 2007, the Board of Directors of The Timberland Company (“Company”) appointed two new officers. Gene McCarthy, age 50, was appointed to President—Authentic Youth and Scott C. Thresher, age 39, was appointed to President—Industrial.
     Mr. McCarthy has been with the Company since April, 2006 serving initially as Group Vice President—Product and Design. Prior to joining the Company, Mr. McCarthy was Senior Vice President of Product and Design for Reebok International from July 2003 to November 2005. Prior to this, Mr. McCarthy had served in a variety of marketing and sales positions at Nike Inc. for approximately 21 years serving most recently as its Global Director for Sales and Retail Marketing for the Jordan brand. Mr. McCarthy has no family relationship with any director or executive officer or anyone nominated or chosen for such positions.
     Mr. Thresher has been with the Company since 1999 serving initially as Director of Strategic Initiatives, launching the Company’s first e-commerce site. In January 2002, Mr. Thresher was promoted to Vice President, Finance and Business Development for the Company’s U.S. Consumer Direct business. In November 2003, he was appointed as Vice President, General Manager of Timberland PRO. Most recently Mr. Thresher served as Group Vice President of North American Wholesale Sales and Marketing while also maintaining responsibility for the Timberland PRO business. Mr. Thresher has no family relationship with any director or executive officer or anyone nominated or chosen for such positions.
     The Board also appointed Michael J. Harrison as President—CasualGear and appointed Gary S. Smith as President—Timberland Outdoor Group. Mr. Harrison has been with the Company since November, 2003 serving most recently as Senior Vice President—Worldwide Sales and Marketing. Mr. Smith has been with the Company since February, 2002 and he will also continue to serve as our Senior Vice President—Supply Chain Management.
     Mr. McCarthy, Mr. Thresher, Mr. Harrison and Mr. Smith will all report directly to the President and Chief Executive Officer.
(e)	(i)	Compensatory Arrangements of Certain Officers—The Timberland Company 2007 Incentive Plan.
     On February 28, 2007, the Board of Directors of The Timberland Company (“Company”)

adopted the 2007 Incentive Plan (“Plan”), subject to shareholder approval at the Company’s Annual Meeting of Shareholders scheduled for May 17, 2007, following the recommendation made by the Management Development and Compensation Committee (“MDCC”) of the Board of Directors at the MDCC’s meeting on February 27, 2007. No shares will be issued under the Plan unless the Plan is approved by shareholders.
     The Plan was established to advance the interests of the Company by providing for grants of awards to key employees and directors of, and consultants and advisors to, the Company or its affiliates who, in the opinion of the MDCC, are in a position to make significant contributions to the success of the Company and its affiliates. Awards under the Plan may take the form of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, including restricted stock units, performance awards, cash and other awards that are convertible into or otherwise based on, the Company’s stock. A maximum of 4,000,000 shares may be delivered in satisfaction of awards under the Plan, subject to adjustment as provided therein. The Plan also contains limits with respect to the awards that can be made to any one person. A copy of the Plan is filed herewith as an exhibit.
(ii)	Compensatory Arrangements of Certain Officers—The Timberland Company 2007 Executive Long Term Incentive Program.
     On February 27, 2007, the MDCC approved the terms of The Timberland Company 2007 Executive Long Term Incentive Program (“2007 LTIP”) with respect to equity awards that may be made to certain Company executives and, on February 28, 2007, the Board of Directors also approved the 2007 LTIP with respect to the Company’s President and Chief Executive Officer, Jeffrey B. Swartz. The 2007 LTIP was established under the Plan, and, therefore, the awards are subject to shareholder approval of the Plan. No shares will be issued under the 2007 LTIP unless the Plan is approved by shareholders. Amounts paid with respect to performance based awards under the 2007 LTIP are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
     Under the terms of the 2007 LTIP, awards will be settled, after the close of the performance period, 60% in options subject to a three year vesting schedule and 40% in shares subject to a two-year vesting schedule. For purposes of the payout, the number of shares subject to the options will be based on the value of the option as of the date of issuance of the option using the Black-Scholes option pricing model, as adjusted consistent with the Company’s practice with respect to other options, and the number of shares issued will be based on the fair market value of the Company’s stock on the date of issuance.
     The payout of the performance awards will be based on achievement of budgeted net income for the Company, with threshold, target and maximum award values based on actual net income of the Company for 2007 equaling or exceeding specified percentages of net income budgeted for 2007.

Awards, if earned, are expected to be paid, subject to the vesting schedule described above, in early 2008.
     Generally, a minimum amount equal to 50% of the target award will be paid to an executive who is eligible to receive a performance-based award. The minimum amount is provided through a separate, non-performance-based award and will be paid only if no performance-based award is earned. The non-performance based awards will be settled 60% in options subject to a three year vesting schedule and 40% in shares subject to a two-year vesting schedule. No minimum award amount will be paid to Mr. Swartz.
     The potential value of the awards payable under the 2007 LTIP for Mr. Swartz, and the Company’s other named executives officers (for purposes of this Item) who received awards is as follows:

	Minimum	Potential Value	Potential Value	Potential Value
	Value of	of	of	of
	Award	Threshold Award	Target Award	Maximum Award
Jeffrey B. Swartz	Not Applicable	$1,250,000	$2,500,000	$3,125,000
Michael J. Harrison	$375,000	$375,000	$750,000	$937,500
Gary S. Smith	$375,000	$375,000	$750,000	$937,500
     A copy of the 2007 LTIP will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal year quarter ending March 30, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 28, 2007, the Board of Directors of The Timberland Company (“Company”) amended and restated the Company’s by-laws, effective as of February 28, 2007.
     The amendments to the by-laws were made to update the Company’s prior by-laws to: (i) allow the Company to participate in the Direct Registration System such that a stockholder of the Company’s Class A Common Stock may register its ownership of the Company’s Class A Common Stock directly on the books of the Company, or its transfer agent, without holding a paper stock certificate; and (ii) to allow that some or all of any or all classes or series of the stock of the Company may be uncertificated stock.
     The foregoing description is qualified in its entirety by the Amended and Restated By-Laws, a copy of which is filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

3.2	Amended and Restated By-Laws, dated February 28, 2007
10.1	The Timberland Company 2007 Incentive Plan, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: March 2, 2007	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-Laws, dated February 28, 2007
10.1	The Timberland Company 2007 Incentive Plan